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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 13, 2001 (Date of earliest event reported)

D E E R E & C O M P A N Y
(Exact name of registrant as specified in charter)

DELAWARE (State or other jurisdiction of incorporation)

1-4121 (Commission File Number)

36-2382580 (IRS Employer Identification No.)

One John Deere Place Moline, Illinois 61265 (Address of principal executive offices and zip code)

(309)765-8000 (Registrant's telephone number, including area code)

______________________________________________
(Former name or former address, if changed since last report.)

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Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

	(c)	Exhibits

		(99)	Press release and additional information

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEERE & COMPANY

	By:	/s/ MICHAEL A. HARRING Michael A. Harring Secretary

Dated: September 13, 2001

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Exhibit Index

Number and Description of Exhibit		Sequential Page Number

(99)	Press release and additional information	Page 5

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EXHIBIT 99

Deere & Company One John Deere Place Moline, IL 61265 USA Phone: 309-765-8000 www.JohnDeere.com

For Immediate Release - September 13, 2001

For information, call: Greg Derrick, Manager, Investor Communications 309-765-5290

Deere Moving Trade Receivables to Its Credit Operation; Plan is Part of Ongoing Effort for More Efficient Asset Structure

-    $2.5 billion transfer expected to be completed by year-end
-    No effect on 2001 financial results but plan will cause income shifts in future
-    Action works in support of other steps to lower assets, improve investor returns

         MOLINE, IL - Deere & Company today announced plans to transfer most of its trade receivables to Deere Capital, Inc. (DCI) as part of an ongoing effort to create a more efficient asset structure. The sale will have no material impact on consolidated net income for the enterprise. Trade receivables are financial assets mainly representing amounts owed by dealers for equipment purchased from the company.

         An initial transfer of approximately $2.5 billion is expected to be completed by fiscal year-end, with a significant portion of newly originated U.S. trade receivables being sold to DCI on an ongoing basis thereafter. Deere's equipment operations will receive cash or a cash-equivalent security in exchange and will compensate DCI for carrying costs. While the arrangement is expected to have a negligible impact on consolidated net income, it will shift income from the company's equipment operations to credit due to the compensation charge beginning next year.

         Had such an arrangement been in place through the first nine months of 2001 (average receivable balance about $3 billion), it would have resulted in equipment net income being lower by about $70 million and credit net income being higher by about the same amount. Operating margins as a percent of sales, however, would have been reduced by about two percentage points for agricultural equipment, three percentage points for commercial and consumer equipment and one point for construction and forestry.

         In conjunction with the asset transfer, administrative functions for servicing trade receivables at the division level will be consolidated to the company's credit operation in Johnston, Iowa.

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         "Rigorous asset management is an important key to meeting our ambitious financial and operating goals," commented Robert W. Lane, chairman and chief executive officer. Other recently announced steps aimed at improved performance include further equipment-production cutbacks, a restructuring of the construction and forestry division, a planned exit from the consumer handheld-products business and a program targeting an 8 percent reduction in the U.S. salaried work force. "By directly charging the carrying costs of trade receivables to the operating results of our equipment divisions, this arrangement works in concert with other actions to support lower asset levels in the future and drive improved shareholder returns," Lane said.

         Deere Capital, Inc. is a wholly owned subsidiary of John Deere Capital Corporation.

Safe Harbor Statement

         This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including estimates of the effect on net income and operating margins, are based on management's current expectations and are subject to uncertainty and changes in circumstances, such as fluctuating interest rates and varying receivable balances. More detailed information about risks and uncertainties is contained in Deere & Company filings with the Securities and Exchange Commission.

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